Exhibit 99.2

Report of Independent Auditors

The Board of Directors of

Enogex Arkansas Pipeline Corporation

We have audited the accompanying consolidated balance sheets of Enogex Arkansas Pipeline Corporation as of December 31, 2004 and 2003, and the related consolidated statements of income, retained earnings (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Enogex Arkansas Pipeline Corporation at December 31, 2004 and 2003, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Oklahoma City, Oklahoma

October 31, 2005

ENOGEX ARKANSAS PIPELINE CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,
	2004	2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,156,938	$14,596,140
Accounts receivable	1,046,153	501,635
Accounts receivable - affiliates	5,061,974	3,536,891
Accounts receivable - affiliates for income taxes	—	993,575
Accounts receivable - Southwestern and affiliates	2,112,338	1,610,235
Prepayments and other	124,201	65,082
Pipeline imbalance	197,884	1,089,421

Total current assets	11,699,488	22,392,979

PROPERTY, PLANT AND EQUIPMENT
In service	144,940,741	144,729,626
Construction work in progress	150,893	52,780
Other	2,034,072	2,034,072

Total property, plant and equipment	147,125,706	146,816,478
Less accumulated depreciation	18,798,507	15,725,853

Net property, plant and equipment	128,327,199	131,090,625

Minority interest in NOARK	3,799,917	6,350,495

Other assets and deferred charges	1,574,600	1,717,514

TOTAL ASSETS	$145,401,204	$161,551,613

See accompanying notes.

ENOGEX ARKANSAS PIPELINE CORPORATION

CONSOLIDATED BALANCE SHEETS (Continued)

	December 31,
	2004	2003
LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Accounts payable	$5,393,537	$3,978,296
Accounts payable – affiliates for income taxes	240,340	—
Accounts payable – affiliates	1,145,301	608,254
Accrued taxes other than income	858,717	842,325
Accrued interest	399,208	699,447
Accrued other	20,136	62,030
Long-term debt due within one year	800,000	1,065,147
Non-recourse debt of joint venture	1,200,000	1,200,000
Pipeline imbalance	483,009	243,193

Total current liabilities	10,540,248	8,698,692

LONG-TERM DEBT
Notes payable	—	7,950,108
Long-term debt	26,000,000	26,800,000
Non-recourse debt of joint venture	39,000,000	40,200,000

Total long-term debt	65,000,000	74,950,108

DEFERRED LIABILITIES
Deferred income taxes	19,585,000	17,282,000

Total deferred credits and other liabilities	19,585,000	17,282,000

COMMITMENTS AND CONTINGENCIES (Note 6)
STOCKHOLDER’S EQUITY
Common stock, $1 par value; 1,000 shares authorized, issued and outstanding	1,000	1,000
Retained earnings (Deficit)	2,118,152	(1,310,565)
Advances from parent	48,156,804	61,930,378

Total stockholder’s equity	50,275,956	60,620,813

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$145,401,204	$161,551,613

See accompanying notes.

ENOGEX ARKANSAS PIPELINE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

	Year ended December 31,
	2004	2003
OPERATING REVENUES
Gas transportation services	$21,482,829	$20,142,212
Natural gas sales	56,015,639	51,889,474
Other revenues	5,700	6,075

Total operating revenues	77,504,168	72,037,761

COST OF GOODS SOLD	55,018,930	54,785,414

GROSS MARGIN	22,485,238	17,252,347

OPERATING EXPENSES
General and administrative expenses	3,755,849	3,904,945
Operation and maintenance	3,333,126	3,514,728
Depreciation	3,248,719	3,294,553
Taxes other than income	1,101,303	1,100,050

Total operating expenses	11,438,997	11,814,276

OPERATING INCOME	11,046,241	5,438,071

OTHER INCOME (EXPENSE)
Gain on sale of assets	8,424	5,894,700
Other income	3,530	14,247
Minority interest	(491,979)	(590,500)

Net other income (expense)	(480,025)	5,318,447

INTEREST INCOME (EXPENSE)
Interest income	199,629	98,663
Gain on retirement of debt	111,361	—
Interest on long-term debt and amortization	(4,998,590)	(5,141,590)
Interest on short-term debt and other interest charges	(288,322)	(556,945)

Net interest income (expense)	(4,975,922)	(5,599,872)

INCOME BEFORE TAXES	5,590,294	5,156,646
INCOME TAX EXPENSE	2,161,577	2,004,503

NET INCOME	$3,428,717	$3,152,143

See accompanying notes.

ENOGEX ARKANSAS PIPELINE CORPORATION

CONSOLIDATED STATEMENTS OF RETAINED EARNINGS (DEFICIT)

	Year ended December 31,
	2004	2003
BALANCE AT BEGINNING OF PERIOD	$(1,310,565)	$(4,462,708)
ADD: Net income	3,428,717	3,152,143

BALANCE AT END OF PERIOD	$2,118,152	$(1,310,565)

See accompanying notes.

ENOGEX ARKANSAS PIPELINE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,428,717	$3,152,143
Adjustments to reconcile net income to net cash provided by operating activities
Minority interest in NOARK net income	491,979	590,500
Gain on sale of assets	(8,424)	(5,894,700)
Net book value of retired assets	4,319	38,542
Depreciation	3,248,719	3,294,553
Amortization of debt and prepaid costs	142,914	212,400
Deferred income taxes	2,303,000	2,452,000
Change in certain current assets and liabilities
Accounts receivable	(544,518)	(82,717)
Accounts receivable – affiliates	(1,033,613)	(893,762)
Materials and supplies inventories	—	50,000
Pipeline imbalance assets	891,537	(248,449)
Prepayments and other current assets	(59,119)	(46,416)
Accounts payable	1,415,241	156,849
Accounts payable - affiliates	777,387	608,254
Other accrued liabilities	(25,502)	(451,252)
Accrued interest	(300,239)	276,405
Pipeline imbalance liabilities	239,816	(423,349)
Other assets	—	115,413
Other liabilities	(20,945)	898,578

Net Cash Provided by Operating Activities	10,951,269	3,804,992

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(571,614)	(539,503)
Proceeds from sale of assets	111,372	9,808,562
Repayment of advances from parent	(24,000,000)	(7,500,000)
Increase in advances from parent	10,226,426	3,411,935

Net Cash (Used in) Provided by Investing Activities	(14,233,816)	5,180,994

CASH FLOWS FROM FINANCING ACTIVITIES
Retirement of long-term debt	(10,215,255)	(2,000,000)
Contribution from (Distribution to) minority interest	2,058,600	(2,500,000)

Net Cash Used in Financing Activities	(8,156,655)	(4,500,000)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(11,439,202)	4,485,986
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	14,596,140	10,110,154

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$3,156,938	$14,596,140

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$4,897,750	$5,040,750

See accompanying notes.

ENOGEX ARKANSAS PIPELINE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

Organization

Enogex Arkansas Pipeline Corporation (“Company”), a wholly owned subsidiary of Enogex Inc. (“Enogex”) which itself is a wholly owned subsidiary of OGE Energy Corp., owns an interest in the NOARK Pipeline System, Limited Partnership (“NOARK”), an Arkansas limited partnership. The Company’s ownership interest in NOARK with respect to assets, liabilities (exclusive of long-term debt), equity, income and expense is 75 percent. Under the partnership agreement and the NOARK Private Placement Memorandum, the Company is only responsible for 40 percent of the long-term debt of NOARK. At December 31, 2004, the general partners of NOARK consisted of the Company and Southwestern Energy Pipeline Company (Southwestern), a wholly owned subsidiary of Southwestern Energy Company (SWN). The Company has a 75 percent interest (74 percent general partner interest and 1 percent limited partner interest) and Southwestern has a 25 percent interest in NOARK.

NOARK has four wholly owned subsidiaries consisting of Ozark Gas Transmission, L.L.C. (Ozark), NOARK Energy Services, L.L.C. (“NES”), Ozark Gas Gathering, L.L.C. (“OGG”), and NOARK Pipeline Finance, L.L.C. (“Finance”). The operations of NOARK and its subsidiaries are organized into three activities including natural gas gathering, natural gas transportation and natural gas marketing. The operations of the gas transportation segment are conducted by Ozark, a Federal Energy Regulatory Commission regulated interstate pipeline that extends from Southeast Oklahoma through Arkansas to southeast Missouri. The natural gas gathering and marketing operations are conducted by OGG. NES had no significant operations during 2004 or 2003. Finance was created to hold and service the debt of the Partnership.

As more fully discussed in Note 5, a substantial portion of the activities of NOARK during 2004 and 2003 were conducted with its general partners and their affiliates.

Principles of Consolidation

The consolidated financial statements of the Company include the accounts and operations of the Company, NOARK and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Changes to these assumptions and estimates could have a material effect on the Company’s consolidated financial statements.

Allowance for Uncollectible Accounts Receivable

The allowance for uncollectible accounts receivable is calculated based on outstanding accounts receivable balances over 180 days old. In addition, other outstanding accounts receivable balances less than 180 days old are reserved on a case-by-case basis when the Company believes the required payment of specific amounts owed is unlikely to occur. There was no allowance for uncollectible accounts receivable at December 31, 2004 and 2003, respectively.

Credit risk is the risk of financial loss to the Company if customers fail to perform their contractual obligations. The Company maintains credit policies with regard to its customers that management believes minimize overall credit risk. These policies include the evaluation of a potential customer’s financial condition (including credit rating) and collateral requirements under certain circumstances. The Company also monitors the financial condition of existing customers on an ongoing basis.

Property, Plant and Equipment

All property, plant and equipment are recorded at cost. Newly constructed plant is added to plant balances at costs which include contracted services, direct labor, materials and overheads used during construction. Replacements of units of property are capitalized as plant. For group assets, the replaced plant is removed from plant balances and charged to accumulated depreciation. For non-group assets, the replaced plant is removed from plant balances with the related accumulated depreciation and the remaining balance is recorded as a loss in the Consolidated Statements of Operations as Other Expense. Repair and removal costs are included in the Consolidated Statements of Operations as Other Operation and Maintenance Expense.

The Company’s property, plant and equipment are divided into the following major classes at December 31, 2004 and 2003, respectively.

Year ended December 31	2004	2003
Transportation assets	$139,178,829	$138,876,483
Gathering assets	7,946,877	7,939,995

Total property, plant and equipment	$147,125,706	$146,816,478

Depreciation

Depreciation and amortization of the Company’s assets are computed using the straight-line method using estimated useful lives of three to 50 years for transportation, three to 30 years for gathering.

Revenue Recognition

The Company recognizes revenue from natural gas gathering and transportation services as the services are provided. Revenue associated with physical gas sales are recognized upon physical delivery of the gas.

Pipeline Imbalances

Pipeline imbalances occur when the actual amounts of natural gas delivered from or received by the NOARK pipeline systems differ from the amounts scheduled to be delivered or received. Imbalances are due to or due from shippers and operators and can be settled in cash or made up in-kind. The Company values all imbalances at average market prices estimated to be in effect at the time the imbalance will be settled.

Minority Interest

In consolidation, the equity interest of Southwestern in NOARK has been adjusted per the provisions of the NOARK partnership agreement, as amended (the “Agreement”) and is shown on the balance sheet of the Company as a minority interest asset. The liquidation provisions of the partnership agreement provide for the Company to receive a disproportionate share of the value of NOARK equity upon liquidation of NOARK. The minority interest asset value as of December 31, 2004 and 2003 is $3,799,917 and $6,350,495 respectively.

According to the terms of the agreement, NOARK’s net income (loss) is split between partners in three steps. First, a special revenue allocation, as defined in the Agreement may be made to Southwestern. This special revenue allocation is effective through December 31, 2009, and is calculated annually from an agreed upon maximum base amount ranging from $1,045,300 for 2003 and decreasing annually to $672,900 in 2009. The base amount may be reduced based upon an agreed upon formula specified in the Agreement, not to be less than zero. There was not a special revenue allocation to Southwestern for 2004 or 2003 based on the agreed upon formula. Second, interest and debt amortization costs are split 60% to Southwestern and 40% to the Company. Third, the remaining net income (loss) is split 25% to Southwestern and 75% to the Company. In accordance with the Agreement, Southwestern and the Company are each required to fund their share of any NOARK cash flow deficiencies to the extent that they are not funded by NOARK’s operations.

2. Asset Sale

In 2002, Ozark entered into an Agreement of Sale and Purchase with Centerpoint Energy Gas Transmission Co. to sell approximately 29 miles of transmission lines of the Ozark pipeline located in Pittsburg and Latimer counties in Oklahoma for approximately $10 million. Ozark received FERC approval for the sale on January 6, 2003. Ozark recognized approximately a $5.3 million gain in 2003 which is included in gain on sale of assets in the accompanying consolidated statement of income.

3. Income Taxes

The items comprising income tax expense are as follows:

Year ended December 31	2004	2003
Benefit for Current Income Taxes
Federal	$(119,266)	$(397,800)
State	(22,157)	(49,697)

Total Benefit for Current Income Taxes	(141,423)	(447,497)
Provision for Deferred Income Taxes
Federal	1,967,000	2,094,000
State	336,000	358,000

Total Provision for Deferred Income Taxes	2,303,000	2,452,000

Total Income Tax Expense	$2,161,577	$2,004,503

The following schedule reconciles the statutory federal tax rate to the effective income tax rate:

Year ended December 31	2004	2003
Statutory federal tax rate	35.0%	35.0%
State income taxes, net of federal income tax benefit	3.7	3.9

Effective income tax rate as reported	38.7%	38.9%

The Company is a member of an affiliated group that files consolidated income tax returns. Income taxes are allocated to each company in the affiliated group based on its separate taxable income or loss.

The Company follows the provisions of SFAS No. 109, “Accounting for Income Taxes”, which uses an asset and liability approach to accounting for income taxes. Under SFAS No. 109, deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred income tax expenses or benefits are based on the changes in the asset or liability from period to period.

The components of Accumulated Deferred Taxes at December 31, 2004 and 2003, respectively, are as follows:

	2004	2003
Non-Current Accumulated Deferred Tax Liabilities
Property	$19,585,000	$17,267,000
Other	—	15,000

Total non-current tax liabilities Effective income tax rate as reported	$19,585,000	$17,282,000

4. Long-Term Debt

On June 15, 1998, NOARK issued $80 million of long-term notes in a private placement offering (the Notes) through Finance. The Notes mature on June 1, 2018, and require semi-annual principal payments of $1.0 million plus interest at a fixed rate of 7.15% with a final balloon payment of $40 million due at maturity. Enogex has guaranteed 40% of the Notes plus any accrued interest while SWN has guaranteed 60% of the Notes plus any accrued interest. In connection with the issuance of the Notes, NOARK incurred debt issuance costs of approximately $2.2 million, which are being amortized on a basis that closely approximates the effective interest method. In connection with the issuance of the Notes, NOARK entered into a forward interest rate swap contract to hedge exposure to changes in prevailing interest rates on the Notes described above. Due to changes in treasury note rates, NOARK paid $1,112,000 to settle the forward interest rate swap contract in 1998. The unamortized portion is included in other assets and deferred charges on the consolidated balance sheets and is being amortized to interest expense over the life of the Notes.

On July 15, 2004 the Company retired a note that had been issued to a former interest owner of NOARK in the amount of $7,839,000. This note would have matured on July 1, 2020; as a result of retiring this note early the Company recognized a gain of approximately $111,000.

Interest expense amounted to $4,885,833 and $5,028,833 in 2004 and 2003, respectively. Amortization of the deferred charges amounted to $112,757 in 2004 and 2003, and is included in interest on long-term debt in the accompanying consolidated statements of income.

Future maturities of long-term debt are as follows:

2005	$2,000,000
2006	2,000,000
2007	2,000,000
2008	2,000,000
2009	2,000,000
2010 and beyond	57,000,000

Total long-term debt	$67,000,000

The estimated fair value of the Notes is approximately $77.5 million and $93.9 million at December 31, 2004 and 2003, respectively. The fair value of these notes is based on management’s estimate of current rates available for similar issues with similar maturities.

5. Related Party Transactions

Approximately $13,194,000 and $13,058,000 of gas sales, net of gathering services and fuel during the years ended December 31, 2004 and 2003, respectively, were generated with transactions from Southwestern and its affiliates. The Company also recorded approximately $6,976,000 and $7,037,000 in transmission revenues for the years ended December 31, 2004 and 2003, respectively from Southwestern and its’ affiliates. These revenues from Southwestern and its affiliates represent approximately 26 percent and 28 percent of the Company’s total operating revenues for the years ended December 31, 2004 and 2003, respectively.

Approximately $42,569,000 and $38,739,000 of the gas sales, net of gathering services and fuel during the years ended December 31, 2004 and 2003, respectively, were generated by transactions with Enogex and its affiliates. The Company also recorded $4,143,000 and

$4,258,000 in transmission revenues from Enogex and its affiliates. These revenues from Enogex and its affiliates represent approximately 60 percent of the Company’s total operating revenues for both the years ended December 31, 2004 and 2003. At December 31, 2004 and 2003, approximately $5,062,000 and $3,537,000 of accounts receivable, respectively, were outstanding with Enogex and its affiliates and are included in accounts receivable – affiliates in the accompanying consolidated balance sheets. Also recorded in November 2004 was a favorable price adjustment in the amount of $2,507,000 for gas sales to an Enogex affiliate by NOARK from May 2002 through September 2004.

Enogex and its affiliates also perform administrative, accounting, engineering field operations, legal and financial services for the Company, as well as NOARK. In 2003, Enogex allocated overhead costs to the Company in accordance with a formula based on the pro-rata amounts of property, headcount and gross margin of each business segment. In 2004 Enogex began using a method which allocates overhead based on hours incurred in support of each business segment. Approximately $3,756,000 and $3,905,000 of these charges are included in general and administrative expenses in 2004 and 2003, respectively in the consolidated statements of income. At December 31, 2004 and 2003, the entire balance of accounts payable – affiliates in the accompanying consolidated balance sheets is due to Enogex and its affiliates.

During 2004 and 2003, natural gas purchases of approximately $259,000 and $48,000, respectively, were made from an affiliate of Enogex.

The balance of advances from Parent was $48,156,804 and $61,930,378 at December 31, 2004 and 2003, respectively. The advances originally consisted of assets contributed by Enogex to NOARK in 1998. During 2004 and 2003, the Company repaid $24,000,000 and $7,500,000 of these advances. The advances are non-interest bearing. Current transactions include administrative costs paid by the Parent on behalf of the Company and other costs allocated from the Parent to the Company, totaling $10,226,426 and $3,411,935 in 2004 and 2003, respectively.

6. Commitments and Contingencies

In the normal course of business, lawsuits and claims arise against the Company and its subsidiaries. Management of the Company, after consultation with legal counsel, does not anticipate that liabilities arising from currently pending or threatened lawsuits and claims would result in losses, which would materially affect the consolidated financial position of the Company or the results of its operations.

7. Business Segments

The Company manages its operations on a consolidated basis. The Company has no operations that would quality as a separate operating segment under Statement of Financial Standards (SFAS) No. 131 “Disclosure About Segments of an Enterprise and Related Information.

8. Subsequent events

On October 31, 2005, Enogex sold all of it’s ownership in EAPC to Atlas Pipeline Partner, L.P. pursuant to a stock purchase agreement dated September 21, 2005. As a condition of the sale, Enogex will continue to perform certain administrative functions for a period of time as required by the Transition Service Agreement.

ENOGEX ARKANSAS PIPELINE CORPORATION

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2005	December 31, 2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$14,501,542	$3,156,938
Accounts receivable	784,716	1,046,153
Accounts receivable – affiliates	5,145,094	5,061,974
Accounts receivable – Southwestern and affiliates	2,090,862	2,112,338
Prepayments and other	133,536	124,201
Pipeline imbalance	191,258	197,884

Total current assets	22,847,008	11,699,488

PROPERTY, PLANT AND EQUIPMENT
In service	144,415,825	144,940,741
Construction work in progress	58,742	150,893
Other	2,034,072	2,034,072

Total property, plant and equipment	146,508,639	147,125,706
Less accumulated depreciation	20,592,819	18,798,507

Net property, plant and equipment	125,915,820	128,327,199

Minority interest in NOARK	3,359,515	3,799,917
Other assets and deferred charges	1,531,702	1,574,600

TOTAL ASSETS	$153,654,045	$145,401,204

See accompanying notes.

ENOGEX ARKANSAS PIPELINE CORPORATION

CONSOLIDATED BALANCE SHEETS (Continued)

(UNAUDITED)

	September 30, 2005	December 31, 2004
LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Accounts payable	$6,467,924	$5,393,537
Accounts payable – affiliates	1,040,658	1,145,301
Accounts payable – affiliates for income taxes	509,687	240,340
Accrued taxes other than income	756,945	858,717
Accrued interest	1,573,000	399,208
Customer deposits	65,000	—
Accrued other	—	20,136
Long-term debt due within one year	800,000	800,000
Non-recourse debt of joint venture	1,200,000	1,200,000
Pipeline imbalance	643,067	483,009

Total current liabilities	13,056,281	10,540,248

LONG-TERM DEBT
Long-term debt	25,600,000	26,000,000
Non-recourse debt of joint venture	38,400,000	39,000,000

Total long-term debt	64,000,000	65,000,000

DEFERRED LIABILITIES
Deferred income taxes	21,893,000	19,585,000

Total deferred credits and other liabilities	21,893,000	19,585,000

COMMITMENTS AND CONTINGENCIES (Note 4)
STOCKHOLDER’S EQUITY
Common stock, $1 par value; 1,000 shares authorized, issued and outstanding Common stock authorized, issued and outstanding	1,000	1,000
Retained earnings	4,992,191	2,118,152
Advances from parent	49,711,573	48,156,804

Total stockholder’s equity	54,704,764	50,275,956

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$153,654,045	$145,401,204

See accompanying notes.

ENOGEX ARKANSAS PIPELINE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Nine months ended September 30,
	2005	2004
OPERATING REVENUES
Gas transportation services	$15,128,825	$15,556,731
Natural gas sales	42,362,507	37,677,107
Other revenues	3,775	4,275

Total operating revenues	57,495,107	53,238,113

COST OF GOODS SOLD	40,551,222	40,327,285

GROSS MARGIN	16,943,885	12,910,828

OPERATING EXPENSES
General and administrative expenses	2,206,424	2,613,129
Operation and maintenance	2,699,306	2,371,186
Depreciation	2,474,995	2,404,143
Taxes other than income	848,187	809,722

Total operating expenses	8,228,912	8,198,180

OPERATING INCOME	8,714,973	4,712,648

OTHER INCOME (EXPENSE)
Other income (expense)	(54,586)	8,549
Minority interest	(440,402)	609,670

Net other income (expense)	(494,988)	618,219

INTEREST INCOME (EXPENSE)
Interest income	194,920	121,041
Gain on retirement of debt	—	111,361
Interest on long-term debt and amortization	(3,653,610)	(3,760,860)
Interest on short-term debt and other interest charges	—	(288,322)

Net interest expense	(3,458,690)	(3,816,780)

INCOME BEFORE TAXES	4,761,295	1,514,087
INCOME TAX EXPENSE	1,887,257	584,577

NET INCOME	$2,874,038	$929,510

See accompanying notes

ENOGEX ARKANSAS PIPELINE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended September 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,874,038	$929,510
Adjustments to reconcile net income to net cash provided by operating activities
Minority interest in NOARK net income (loss)	440,402	(609,670)
Gain on sale of assets	—	(8,424)
Net book value of retired assets	60,493	—
Depreciation	2,474,995	2,404,143
Amortization	133,286	96,293
Deferred income taxes	2,308,000	2,132,000
Change in certain current assets and liabilities
Accounts receivable	261,437	(113,766)
Accounts receivable – affiliates	(61,644)	(916,436)
Pipeline imbalance assets	6,626	868,306
Prepayments and other current assets	(9,335)	(22,173)
Accounts payable	1,074,387	(13,889)
Accounts payable – affiliates	164,704	325,101
Other accrued liabilities	(56,908)	(126,480)
Accrued interest	1,173,792	921,220
Pipeline imbalance liabilities	160,058	417,576
Other assets	(88,338)	—
Other liabilities	—	(20,944)

Net Cash Provided by Operating Activities	10,915,993	6,262,367

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(126,158)	(360,746)
Proceeds from sale of assets	—	111,372
Increase in advances from parent	1,554,769	10,373,164

Net Cash Provided by Investing Activities	1,428,611	10,123,790

CASH FLOWS FROM FINANCING ACTIVITIES
Retirement of long-term debt	(1,000,000)	(9,215,255)

Net Cash Used in Financing Activities	(1,000,000)	(9,215,255)

NET INCREASE IN CASH AND CASH EQUIVALENTS	11,344,604	7,170,902
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	3,156,938	14,596,140

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$14,501,542	$21,767,042

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$2,395,250	$2,466,750

See accompanying notes.

ENOGEX ARKANSAS PIPELINE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

Organization

Enogex Arkansas Pipeline Corporation (“Company”), a wholly owned subsidiary of Enogex Inc. (“Enogex”) which is a wholly owned subsidiary of OGE Energy Corporation, owns an interest in the NOARK Pipeline System, Limited Partnership (“NOARK”), an Arkansas limited partnership. The Company’s ownership interest in NOARK with respect to assets, liabilities (exclusive of long-term debt), equity, income and expense is 75 percent. Under the partnership agreement and the NOARK Private Placement Memorandum, the Company is only responsible for 40 percent of the long-term debt of NOARK. At September 30, 2005, the general partners of NOARK consisted of the Company and Southwestern Energy Pipeline Company (Southwestern), a wholly owned subsidiary of Southwestern Energy Company (SWN). The Company has a 75 percent interest (74 percent general partner interest and 1 percent limited partner interest) and Southwestern has a 25 percent interest in NOARK.

NOARK has four wholly owned subsidiaries consisting of Ozark Gas Transmission, L.L.C. (Ozark), NOARK Energy Services, L.L.C. (“NES”), Ozark Gas Gathering, L.L.C. (“OGG”), and NOARK Pipeline Finance, L.L.C. (“Finance”). The operations of NOARK and its subsidiaries are organized into two activities including natural gas gathering and natural gas transportation. The operations of the gas transportation segment are conducted by Ozark, a Federal Energy Regulatory Commission regulated interstate pipeline that extends from Southeast Oklahoma through Arkansas to southeast Missouri. The natural gas gathering and marketing operations are conducted by OGG. NES had no operations during 2005 or 2004. Finance was created to hold and service the debt of the Partnership.

As more fully discussed in Note 3, a substantial portion of the activities of NOARK during 2005 and 2004 were conducted with its general partners and their affiliates.

Principles of Consolidation

The consolidated financial statements of the Company include the accounts and operations of the Company, NOARK and its subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation.

Basis of Presentation

The consolidated financial statements included herein have been prepared by the Company, without audit. In the opinion of management, all adjustments necessary to fairly present the consolidated financial position of the Company at September 30, 2005 and December 31, 2004 and the results of its operations and cash flows for the nine months ended September 30, 2005 and 2004, have been included and are of a normal recurring nature. The consolidated financial statements and Notes thereto should be read in conjunction with the audited consolidated financial statements and Notes thereto for the year ended December 31, 2004.

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Changes to these assumptions and estimates could have a material effect on the Company’s consolidated financial statements.

Allowance for Uncollectible Accounts Receivable

The allowance for uncollectible accounts receivable is calculated based on outstanding accounts receivable balances over 180 days old. In addition, other outstanding accounts receivable balances less than 180 days old are reserved on a case-by-case basis when the Company believes the required payment of specific amounts owed is unlikely to occur. There was no allowance for uncollectible accounts receivable at September 30, 2005 and December 31, 2004.

Credit risk is the risk of financial loss to the Company if customers fail to perform their contractual obligations. The Company maintains credit policies with regard to its customers that management believes minimize overall credit risk. These policies include the evaluation of a potential customer’s financial condition (including credit rating) and collateral requirements under certain circumstances. The Company also monitors the financial condition of existing customers on an ongoing basis.

Property, Plant and Equipment

All property, plant and equipment are recorded at cost. Newly constructed plant is added to plant balances at costs which include contracted services, direct labor, materials and overheads used during construction. Replacements of units of property are capitalized as plant. For group assets, the replaced plant is removed from plant balances and charged to accumulated depreciation. For non-group assets, the replaced plant is removed from plant balances with the related accumulated depreciation and the remaining balance is recorded as a loss in the Consolidated Statements of Operations as Other Expense. Repair and removal costs are included in the Consolidated Statements of Operations as Other Operation and Maintenance Expense.

The Company’s property, plant and equipment are divided into the following major classes at September 30, 2005 and December 31, 2004.

	2005	2004
Transportation assets	$130,580,066	$139,178,829
Gathering assets	15,928,573	7,946,877

Total property, plant and equipment	$146,508,639	$147,125,706

Depreciation

Depreciation and amortization of the Company’s assets are computed using the straight-line method using estimated useful lives of three to 50 years for transportation, three to 30 years for gathering.

Revenue Recognition

The Company recognizes revenue from natural gas gathering and transportation services as the services are provided. Revenue associated with physical gas sales are recognized upon physical delivery of the gas.

Pipeline Imbalances

Pipeline imbalances occur when the actual amounts of natural gas delivered from or received by the NOARK pipeline systems differ from the amounts scheduled to be delivered or received. Imbalances are due to or due from shippers and operators and can be settled in cash or made up in-kind.

Minority Interest

In consolidation, the equity interest of Southwestern in NOARK has been adjusted per the provisions of the NOARK partnership agreement, as amended (the “agreement”) and is shown on the balance sheet of the Company as a minority interest asset. The liquidation provisions of the partnership agreement provide for the Company to receive a disproportionate share of the value of NOARK equity upon liquidation of NOARK. The minority interest asset value as of September 30, 2005 is $3,359,515 and at December 31, 2004 is $3,799,917.

According to the terms of the agreement, NOARK’s net income (loss) is split between partners in three steps. First, a special revenue allocation, as defined in the Agreement may be made to Southwestern. This special revenue allocation is effective through December 31, 2009, and is calculated annually from an agreed upon maximum base amount ranging from $979,100 for 2004 and decreasing annually to $672,900 in 2009. The base amount may be reduced based upon an agreed upon formula specified in the Agreement, not to be less than zero. There was not a special revenue allocation to Southwestern for the nine months ended September 30, 2005 or 2004 based on the agreed upon formula. Second, interest and debt amortization costs are split 60% to Southwestern and 40% to the Company. Third, the remaining net income (loss) is split 25% to Southwestern and 75% to the Company. In accordance with the Agreement, Southwestern and the Company are each required to fund their share of any NOARK cash flow deficiencies to the extent that they are not funded by NOARK’s operations.

Income Taxes

The Company is a member of an affiliated group that files consolidated income tax returns. Income taxes are allocated to each company in the affiliated group based on its separate taxable income or loss.

The Company follows the provisions of SFAS No. 109, “Accounting for Income Taxes”, which uses an asset and liability approach to accounting for income taxes. Under SFAS No. 109, deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred income tax expenses or benefits are based on the changes in the asset or liability from period to period.

2. Long-Term Debt

On June 15, 1998, NOARK issued $80 million of long-term notes in a private placement offering (the Notes) through Finance. The Notes mature on June 1, 2018, and require semi-annual principal payments of $1.0 million plus interest at a fixed rate of 7.15% with a final balloon payment of $40 million due at maturity. Enogex has guaranteed 40% of the Notes plus any accrued interest while SWN has guaranteed 60% of the Notes plus any accrued interest. In connection with the issuance of the Notes, NOARK incurred debt issuance costs of approximately $2.2 million, which are being amortized on a basis that closely approximates the effective interest method. In connection with the issuance of the Notes, NOARK entered into a forward interest rate swap contract to hedge exposure to changes in prevailing interest rates on the Notes described above. Due to changes in treasury note rates, NOARK paid $1,112,000 to settle the forward interest rate swap contract in 1998. The unamortized portion is included in other assets and deferred charges on the consolidated balance sheets and is being amortized to interest expense over the life of the Notes.

On July 15, 2004 the Company retired a note that had been issued to a former interest owner of NOARK in the amount of $7,839,000. This note would have matured on July 1, 2020; as a result of retiring this note early the Company recognized a gain of $111,000.

Interest expense amounted to $3,569,042 and $3,676,292 in 2005 and 2004, respectively. Amortization of the deferred charges amounted to $84,568 in 2005 and 2004, and is included in interest on long-term debt in the accompanying consolidated statements of income.

3. Related Party Transactions

Approximately $9,702,000 and $9,363,000 of gas sales, net of gathering services and fuel during the nine months ended September 30, 2005 and 2004, respectively, were generated by transactions with Southwestern and its affiliates. The Company also recorded approximately $4,956,000 and $5,306,000 in transmission revenues for the nine months ended September 30, 2005 and 2004, respectively, from Southwestern and its affiliates. These revenues represent approximately 25 percent and 28 percent of the Company’s total operating revenues for the nine months ended September 30, 2005 and 2004, respectively.

Approximately $32,423,000 and $28,130,000 of gas sales, net of gathering services and fuel during the nine months ended September 30, 2005 and 2004, respectively, were generated by transactions with Enogex and its affiliates. The Company also recorded approximately $1,999,000 and $3,219,000 in transmission revenues from Enogex and its affiliates. These revenues from Enogex and its affiliates represent approximately 61 percent and 59 percent of the Company’s total operating revenues for the nine months ended September 30, 2005 and 2004, respectively. At September 30, 2005 and December 31, 2004, approximately $5,145,000 and $5,062,000 of accounts receivable, respectively, were outstanding with Enogex and its affiliates.

Enogex and its affiliates also perform administrative, accounting, engineering field operations, legal and financial services for the Company, as well as NOARK. Approximately $2,206,000 and $2,613,000 of these charges are included in general and administrative expenses in 2005 and 2004, respectively consolidated statements of income. At September 30, 2005 and December 31, 2004, the entire balance of accounts payable – affiliates in the accompanying consolidated balance sheets is due to Enogex and its affiliates.

During 2005 and 2004, natural gas purchases of approximately $182,000 and $169,000, respectively, were made from an affiliate of Enogex.

The balance of advances from Parent was $49,711,573 and $48,156,804 at September 30, 2005 and December 31, 2004, respectively. The advances originally consisted of assets contributed by Enogex to NOARK in 1998. Current transactions include administrative costs paid by the Parent on behalf of the Company and other costs allocated from the Parent to the Company. During the nine months ended September 30, 2005 and 2004, the Company did not repay any of the advances from parent. In November 2004, the Company repaid $24,000,000 of these advances. The advances are non-interest bearing.

4. Commitments and Contingencies

In the normal course of business, lawsuits and claims arise against the Company and its subsidiaries. Management of the Company, after consultation with legal counsel, does not anticipate that liabilities arising from currently pending or threatened lawsuits and claims would result in losses, which would materially affect the consolidated financial position of the Company or the results of its operations.

5. Subsequent Events

On October 31, 2005, Enogex sold all of it’s ownership in EAPC to Atlas Pipeline Partner, L.P. pursuant to a stock purchase agreement dated September 21, 2005. As a condition of the sale, Enogex will continue to perform certain administrative functions for a period of time as required by the Transition Service Agreement.